UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 27, 2022

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-16465	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-5295
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RVP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 27, 2022, the Company entered into a stock repurchase agreement with BML Investment Partners, L.P. to repurchase 3 million shares of the Company’s common stock for $1.60 per share in a private transaction. The aggregate purchase price is $4.8 million. The closing date is December 29, 2022. The stock repurchase agreement contains customary representations, warranties, and covenants of the parties.

The foregoing description of the stock repurchase agreement does not purport to be complete and is qualified in its entirety by reference to the stock repurchase agreement, a copy of which is attached as Exhibit 10.1 to this current report.

Item 8.01	Other Events.

On December 28, 2022, the Company issued a press release, a copy of which is attached to this Form 8-K as Exhibit 99.1, announcing the declaration of a dividend to the Series II and Series III Class B Convertible Preferred Stock shareholders.

On December 29, 2022, the Company issued a press release, a copy of which is attached to this Form 8-K as Exhibit 99.2, announcing that it had agreed to repurchase 3 million shares in a private transaction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Stock Repurchase Agreement dated December 27, 2022.

99.1	Press release announcing the declaration of a dividend to the Series II and Series III Class B Convertible Preferred Stock shareholders.

99.2	Press release announcing stock repurchase.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: December 29, 2022	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

	BY:	/s/ John W. Fort III
JOHN W. FORT III
VICE PRESIDENT, CHIEF FINANCIAL OFFICER, AND CHIEF ACCOUNTING OFFICER